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                                                                    Exhibit 99.1

WAXMAN                                                                NYSE: WAX

Waxman Industries, Inc.                       N  E  W  S     R  E  L  E  A  S  E

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
FOR ADDITIONAL INFORMATION, CONTACT:   At The Company:                             At The Financial Relations Board, Inc.:
                                       Armond Waxman, President                    Kathleen M. Brunson
                                       216-439-1830                                312-266-7800 (Chicago)

                                       Mark Wester, Vice President-Finance         Regina K. Ryan
                                       216-439-1830                                212-661-8030 (New York)
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FOR IMMEDIATE RELEASE




                  WAXMAN INDUSTRIES, INC. ANNOUNCES REPURCHASE
                  --------------------------------------------
                     OF $12 MILLION OF 11 1/8% SENIOR NOTES
                     --------------------------------------


         BEDFORD HEIGHTS, OHIO -- June 6, 1997 - Waxman Industries, Inc. (NYSE-WAX), a leading supplier to the U.S. repair and remodeling market, announced that it commenced an offer to purchase $12.0 million principal amount of the outstanding 11 1/8% Waxman USA Inc. Senior Notes due 2001 at par value. The purchase offer expires on July 3, 1997. The Company intends to redeem the Senior Notes not tendered in the offer to purchase.


         Waxman USA recently raised $21.6 million in net proceeds from a secondary offering of shares of common stock of Barnett Inc. owned by it. Waxman USA, a wholly-owned subsidiary of the Company, continues to own 44.5% of the outstanding capital stock of Barnett.